EXHIBIT 99.1

PRESS RELEASE

Nexscient® Acquires Generative AI Software Application

Unified Subscription Service for AI-Powered Content Creation Platform

LOS ANGELES, CA / ACCESSWIRE / FEBRUARY 14, 2025 / -- Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence (“AI”) applications and intelligent enterprise solutions, today announced the signing of definitive agreements for the acquisition of AI Media Toolkit. This acquisition marks a significant step forward in Nexscient’s commitment to becoming a leading provider of cutting-edge enterprise AI solutions.

Nexscient, through its NXNT Labs division, has entered into a formal agreement to acquire and integrate AI Media Toolkit into a Software-as-a-Service (“SaaS”) platform. The new offering will be available as a flexible subscription-based service, enabling businesses and content creators to seamlessly leverage the power of Generative AI (“GenAI”) to enhance their content production capabilities. The SaaS platform will feature an intuitive user interface that simplifies access to a unified suite of GenAI tools, including:

•	Text Generation – AI-assisted writing for marketing copy, blogs, articles, and more.
•	Image Creation – AI-generated graphics, illustrations, and creative visuals.
•	Video Synthesis – Automated video production tools for digital storytelling.
•	Audio Production – AI-driven voiceovers, sound design, and music composition.

By consolidating these advanced AI capabilities into a single, accessible platform, Nexscient eliminates the need for expensive infrastructure and technical expertise, allowing businesses to streamline AI-driven content creation seamlessly into their workflows. The subscription model also enables users to scale their AI usage based on demand, providing a cost-effective solution for enterprises operating in today’s fast-paced digital landscape.

"This acquisition represents a key milestone for Nexscient as we expand our GenAI capabilities and establish our position as a leader in AI-powered solutions," said Fred E. Tannous, CEO of Nexscient, Inc. "With the acquisition of AI Media Toolkit, we will not only be providing businesses with access to a comprehensive set of powerful GenAI tools but also enabling them to unlock new levels of creativity, efficiency, and innovation in their content creation processes. This strategic move aligns with our vision of democratizing AI technology and making it accessible to enterprises of all sizes."

The demand for AI-powered content solutions has experienced significant growth, fueled by the increasing reliance on digital media, e-commerce, and data-driven marketing. According to industry research, the Global AI-Powered Content Creation Market is projected to reach $7.9 billion by 2033, growing at a CAGR of 7.7%, underscoring the rising adoption of AI-driven solutions in content production.

With this acquisition, Nexscient will be well-positioned to capitalize on this growing market by offering a subscription service that not only enhances its standing in the marketplace as a solutions provider but also fosters long-term revenue growth through recurring subscriptions. As businesses seek scalable, AI-powered solutions for content generation across social media, advertising, and customer engagement, Nexscient’s service offering is poised to become the go-to platform for those looking to stand out in an increasingly crowded arena.

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About Nexscient, Inc.

Nexscient® is an emerging-growth company that’s building a collaborative network of intelligent enterprise applications and technologies through internal development, synergistic acquisitions, and capital investments in companies involved in machine learning, artificial intelligence, and the Industrial Internet of Things technologies. Our flagship product, AegisOne, introduces a subscription-based, Software-as-a-Service platform that incorporates innovative technologies to offer intelligent enterprise solutions for businesses across several industries. As part of our growth strategy, we also seek to acquire and integrate synergistic companies and technologies into our collaborative network, further expanding our service offerings while enhancing shareholder value. For more information, please visit https://nexscient.ai.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of our products and services. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://nexscient.ai. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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COMPANY CONTACT:

Investor Relations

ir@nexscient.com

(800) 785-6070

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